SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Event: February 5, 1998





                       United International Holdings, Inc.
               (Exact Name of Registrant as Specified in Charter)



    Delaware                        0-21974                       84-1116217
(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)                 Identification #)
incorporation)



             4643 South Ulster Street, Suite 1300, Denver, CO. 80237
                     (Address of Principal Executive Office)



                                 (303) 770-4001
              (Registrant's telephone number, including area code)

Item 5. Other Events
--------------------

     On January 30, 1998, United International Holdings, Inc. (the "Registrant" or the "Company") offered for sale $1.375 billion principal amount at maturity of 10 3/4% Senior Secured Discount Notes due 2008 (the "Senior Notes"), in a private offering under Rule 144A of the Securities Act of 1933, as amended (the "Offering"), resulting in gross proceeds to the Company of approximately $812.2 million.

     The Company used approximately $530.9 million of the proceeds from the Offering to complete a tender offer for the Company's existing 14% Senior Secured Discount Notes due 1999 (the "1999 Notes") (the "Tender Offer") and the consent solicitation that the Company conducted concurrently therewith. The Company commenced the Tender Offer on January 7, 1998, and the Tender Offer expired on February 4, 1998, with over 99.8% of the 1999 Notes being validly tendered. The Company subsequently purchased $0.5 million principal amount at maturity of the 1999 Notes on the open market, leaving approximately $0.5 million outstanding as of February 28, 1998.

     The remaining 1999 Notes will mature on November 15, 1999, and share a security interest with the Senior Notes in the stock and intercompany notes to the Company of United International Properties, Inc. ("UIPI"). UIPI is a wholly owned subsidiary of the Company, which currently holds all of the Company's assets, except for the Company's interest in UIH Europe, Inc. ("UIH Europe"). UIH Europe, a wholly owned subsidiary of the Company formerly known as Joint Venture, Inc., holds the Company's interest in United Pan-Europe Communications, N.V., formerly known as United and Philips Communications B.V.. Holders of the Senior Notes and the remaining outstanding 1999 Notes share a first-priority security interest in the stock and intercompany notes to the Company of UIPI. However, only holders of the Senior Notes have a first-priority security interest in the stock and intercompany notes to the Company of UIH Europe. All of the Company's operations are conducted through UIPI and UIH Europe.

     Pursuant to a registration rights agreement between the Company and the initial purchasers of the Senior Notes, the Company agreed to file with the Securities and Exchange Commission (the "Commission") within 45 days after the date of issuance of the Senior Notes, February 5, 1998, (the "Issue Date"), a registration statement under the Securities Act of 1933, as amended, relating to an exchange offer for the Senior Notes, and agreed to use its reasonable efforts to cause such registration statement to become effective within 135 days after the Issue Date. Such registration statement on Form S-4 was filed with the Commission on March 3, 1998 (the "S-4").

     As the holders of the Senior Notes hold first-priority security interests in the stock and intercompany notes to the Company of UIPI and UIH Europe, and because such securities of UIPI and UIH Europe are deemed to constitute a substantial portion of the collateral for the Senior Notes, financial statements are required to be filed with the Commission for both UIPI and UIH Europe. UIPI financial statements have been previously filed in connection with the
Registrant's periodic filings on Form 10-K. Joint Venture, Inc. financial statements are included herein, and will be incorporated by reference into the S-4.

Item 7.  Financial Statements and Exhibits
------------------------------------------

Financial Statements:

     Joint Venture, Inc.
     Report of Independent Public Accountants..........................................................................    F-1
     Balance Sheets as of February 29, 1996 and February 28, 1997, and November 30, 1997 (Unaudited)...................    F-2
     Statements of Operations for the Years Ended February 28, 1995, February 29, 1996 and February 28, 1997,
         and for the Nine Months Ended November 30, 1996 (Unaudited) and November 30, 1997 (Unaudited).................    F-3
     Statements of Stockholder's Equity for the Years Ended February 28, 1995, February 29, 1996 and
         February 28, 1997, and for the Nine Months Ended November 30, 1997 (Unaudited)................................    F-4
     Statements of Cash Flows for the Years Ended February 28, 1995, February 29, 1996 and February 28, 1997,
         and for the Nine Months Ended November 30, 1996 (Unaudited) and November 30, 1997 (Unaudited).................    F-5
     Notes to the Financial Statements.................................................................................    F-6

Exhibits:
--------

4.1 Supplemental Indenture dated as of February 5, 1998, between the Company and Firstar Bank of Minnesota, N.A.(the "Trustee") supplementing the Indenture dated as of November 23, 1994, between the Company and the Trustee.

4.2 Supplemental Indenture dated as of February 5, 1998, between the Company and the Trustee supplementing the Indenture dated as of November 22, 1995, between the Company and the Trustee.

10.1 Indenture dated as of February 5, 1998, between the Company and the Trustee.*

10.2 Pledge Agreement dated as of February 5, 1998, between the Company and Morgan Stanley & Co. Incorporated (the "Collateral Agent").

10.3 First Amendment to the Amended and Restated Pledge Agreement dated as of February 5, 1998, between the Company and the Collateral Agent, amending the Amended and Restated Pledge Agreement dated as of November 22, 1995.

10.4 Note Purchase Agreement dated as of January 30, 1998, among Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Dean Witter, TD Securities (USA) Inc. (the "Initial Purchasers"), and the Company.

10.5 Registration Rights Agreement dated as of February 5, 1998, between the Company and Initial Purchasers.

23.1 Consent of Independent Public Accountants - Arthur Andersen LLP

------------------

* Incorporated by reference from the Company's Registration Statement on Form S-4 (File No. 333-47245), dated March 3, 1998.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                                           UNITED INTERNATIONAL HOLDINGS, INC.


DATE:  March 10, 1998                      By:   /s/ J. Timothy Bryan
                                              ----------------------------------
                                                 J. Timothy Bryan
                                                 Chief Financial Officer

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Joint Venture, Inc.:

     We have audited the accompanying balance sheets of Joint Venture, Inc. (a Delaware Corporation) as of February 29, 1996 and February 28, 1997 and the related statements of operations, stockholder's equity and cash flows for the years ended February 28, 1995, February 29, 1996 and February 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Joint Venture, Inc. as of February 29, 1996 and February 28, 1997, and the results of its operations and its cash flows for the years ended February 28, 1995, February 29, 1996 and February 28, 1997 in conformity with generally accepted accounting principles.



                                             ARTHUR ANDERSEN LLP


Denver, Colorado
May 26, 1997


                                                    JOINT VENTURE, INC.
                                                      BALANCE SHEETS
                                 (Stated in thousands, except share and per share amounts)

                                                                                                                     November 30,
                                                                                    February 29,     February 28,       1997
                                                                                        1996             1997        (Unaudited)
                                                                                    ------------     -----------     -----------
ASSETS
Investment in affiliated company, accounted for under the equity
   method ....................................................................        $131,125         $99,174         $55,941
Other assets .................................................................              --             352             754
                                                                                      --------         -------         -------
       Total assets ..........................................................        $131,125         $99,526         $56,695
                                                                                      ========         =======         =======

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
   Accounts payable and accrued liabilities ..................................        $     23         $    24         $    24
                                                                                      --------         -------         -------
       Total liabilities .....................................................              23              24              24
                                                                                      --------         -------         -------

Stockholder's equity
   Common Stock, $0.01 par value, 1,000 shares authorized, 100,
     100 and 100 shares issued and outstanding, respectively .................              --              --              --
   Contributed capital .......................................................         154,197         159,241         163,709
   Cumulative translation adjustments ........................................          (3,758)        (11,047)        (19,192)

   Accumulated deficit .......................................................         (19,337)        (48,692)        (87,846)
                                                                                      --------         -------         -------
       Total stockholder's equity ............................................         131,102          99,502          56,671
                                                                                      --------         -------         -------
       Total liabilities and stockholder's equity ............................        $131,125         $99,526         $56,695
                                                                                      ========         =======         =======



                          The accompanying notes are an integral part of these financial statements.




                                                    JOINT VENTURE, INC.
                                                 STATEMENTS OF OPERATIONS
                                 (Stated in thousands, except share and per share amounts)

                                                                                                  For the Nine Months Ended
                                                              For the Years Ended               -----------------------------
                                                    ------------------------------------------    November 30,   November 30,
                                                    February 28,    February 29,  February 28,       1996           1997
                                                        1995            1996         1997        (Unaudited)     (Unaudited)
                                                    ------------   ------------- -------------  --------------  -------------
Management fee income from related parties.....      $    768      $     283       $      --      $      --      $      --
Corporate general and administrative expense...        (4,148)        (1,422)         (4,693)        (3,520)        (4,066)
                                                     --------      ---------       ---------      ---------      ---------
     Net operating loss........................        (3,380)        (1,139)         (4,693)        (3,520)        (4,066)

Equity in losses of affiliated company.........            --        (15,559)        (24,662)       (16,226)       (35,088)
                                                     --------      ---------       ---------      ---------      ---------
     Net loss..................................      $ (3,380)     $ (16,698)      $ (29,355)     $ (19,746)     $ (39,154)
                                                     ========      =========       =========      =========      =========

Net loss per common share......................      $(33,800)     $(166,980)      $(293,550)     $(197,460)     $(391,540)
                                                     ========      =========       =========      =========      =========

Weighted-average number of common shares
     Outstanding...............................           100            100             100            100            100
                                                     ========      =========       =========      =========      =========







                         The accompanying notes are an integral part of these financial statements.

                                                    JOINT VENTURE, INC.
                                             STATEMENTS OF STOCKHOLDERS' EQUITY
                                         (Stated in thousands, except share amounts)

                                                                                                     Retained
                                                  Common Stock                     Cumulative        Earnings
                                               -------------------    Contributed  Translation     (Accumulated
                                               Shares       Amount      Capital    Adjustments        Deficit)     Total
                                               ------       ------    -----------  -----------     ------------    -----

Balance, February 28, 1994................      100          $ --       $    653     $     --        $    741    $   1,394

Capital contributions from  parent, net...       --            --          3,354           --              --        3,354
Net loss..................................       --            --             --           --          (3,380)      (3,380)
                                                ---          ----       --------     --------        --------    ---------

Balance, February 28, 1995................      100            --          4,007           --          (2,639)       1,368

Capital contributions from parent, net....       --            --        150,190           --              --      150,190
Cumulative translation adjustments........       --            --             --       (3,758)            --        (3,758)
Net loss..................................       --            --             --           --         (16,698)     (16,698)
                                                ---          ----       --------     --------       ----------    --------

Balance, February 29, 1996................      100            --        154,197       (3,758)        (19,337)     131,102

Capital contributions from  parent, net...       --            --          5,044           --              --        5,044
Cumulative translation adjustments........       --            --             --       (7,289)            --        (7,289)
Net loss..................................       --            --             --           --         (29,355)     (29,355)
                                                ---          ----       ---------    --------       ---------     --------

Balance, February 28, 1997................      100            --        159,241      (11,047)        (48,692)      99,502

Capital contributions from
   parent, net (Unaudited)................       --            --          4,468           --              --        4,468
Cumulative translation
  adjustments (Unaudited).................       --            --             --       (8,145)            --        (8,145)
Net loss (Unaudited)......................       --            --             --           --         (39,154)     (39,154)
                                                ---          ----       --------     --------        --------      -------

Balance, November 30, 1997
  (Unaudited)...........................        100          $ --       $163,709     $(19,192)       $(87,846)     $56,671
                                                ===          ====       ========     ========        ========      =======


                         The accompanying notes are an integral part of these financial statements.

                                                       JOINT VENTURE, INC.
                                                    STATEMENTS OF CASH FLOWS
                                                      (Stated in thousands)

                                                                                                 For the Nine Months Ended
                                                             For the Years Ended                ----------------------------
                                                   -----------------------------------------    November 30,    November 30,
                                                   February 28,  February 29,   February 28,       1996            1997
                                                      1995           1996           1997        (Unaudited)      (Unaudited)
                                                   ------------  ------------   ------------    -----------    -------------
Cash flows from operating activities:
Net loss........................................    $(3,380)      $(16,698)       $(29,355)       $(19,746)       $(39,154)
Adjustments to reconcile net loss to net cash
   flows from operating activities:
   Equity in losses of affiliated company.......         --         15,559          24,662          16,226          35,088
   Management fee receivables collected by
     parent and accounted for as a
     dividend to parent.........................       (768)          (283)             --              --              --
   Allocation of general, administrative and
     other expenses accounted for as a net
     contribution of capital by parent..........      4,148          1,422           4,693           3,520           4,066
                                                    -------       --------        --------        --------        --------
Net cash flows provided by (used in)
   operating activities.........................         --             --              --              --              --
                                                    -------       --------        --------        --------        --------

Cash flows from investing activities:
Purchase of interest in affiliated company......         --        (78,200)             --              --              --
                                                    -------       --------        --------        --------        --------
Net cash flows used in investing activities.....         --        (78,200)             --              --              --
                                                    -------       --------        --------        --------        --------

Cash flows from financing activities:
Cash contribution from parent...................         --         78,200              --              --              --
                                                    -------       --------        --------        --------        --------
Net cash flows provided by financing
   activities...................................         --         78,200              --              --              --
                                                    -------       --------        --------        --------        --------


Increase (decrease) in cash and cash
   equivalents..................................         --             --              --              --              --
                                                    -------       --------        --------        --------        --------

Cash and cash equivalents, beginning of period..         --             --              --              --              --
                                                    -------       --------        --------        --------        --------
Cash and cash equivalents, end of period........    $    --       $     --        $     --        $     --        $     --
                                                    =======       ========        ========        ========        ========


Non-cash investing and financing activities:
Capital contributions from parent, net..........    $ 3,354       $ 71,990        $  5,044        $  3,520        $  4,468
                                                    =======       ========        ========        ========        ========

Initial investment in affiliated company:
Cash...........................................     $    --       $ 78,200        $     --        $     --        $     --
Common Stock of parent company.................          --         50,000              --              --              --
Contribution of European and Israeli assets....          --         22,242              --              --              --
                                                    -------       --------        --------        --------        --------
       Total investment........................     $    --       $150,442        $     --        $     --        $     --
                                                    =======       ========        ========        ========        ========


                          The accompanying notes are an integral part of these financial statements.

                               JOINT VENTURE, INC.
                          NOTES TO FINANCIAL STATEMENTS
  AS OF FEBRUARY 29, 1996, FEBRUARY 28, 1997 AND NOVEMBER 30, 1997 (Unaudited)
                   AND FOR THE YEARS ENDED FEBRUARY 28, 1995,
                     FEBRUARY 29, 1996 AND FEBRUARY 28, 1997
             AND THE NINE MONTHS ENDED NOVEMBER 30, 1996 (Unaudited)
                       AND NOVEMBER 30, 1997 (Unaudited)
                     (Monetary amounts stated in thousands)

1.   ORGANIZATION AND BACKGROUND

     Joint Venture, Inc., formerly known as United International Management, Inc. (the "Company" or "JVI") was formed as a Delaware corporation in September 1989, for the purpose of developing, acquiring and managing European multi-channel television, programming and telephony operations. The Company is a wholly owned subsidiary of United International Holdings, Inc. ("UIH").

     The following chart presents a summary of the Company's significant investments in multi-channel television and telephony operations as of February 28, 1997.

            ********************************************************
            *                        UIH                           *
            ********************************************************
                                      *
                               100%   *
                                      *
            ********************************************************
            *                        JVI                           *
            ********************************************************
                                      *
                               50%(1) *
                                      *
            ********************************************************
            *      United and Philips Communications, B.V.         *
            *                     ("UPC")(2)                       *
            ********************************************************
                                      *
                                      *
                                      *
            ********************************************************
            *                       Eurpoe                         *
            *                       ------                         *
            *                                                      *
            * Radio Public (Belgium)                        100.0% *
            * KTE (Eindhoven, The Netherlands)              100.0  *
            * Norkabel (Norway)                             100.0  *
            * Intercabo (Portugal)                          100.0  *
            * Kabel Net (Czech Republic)                    100.0  *
            * Marne la Vallee (France)                       99.5  *
            * Telekable Group (Austria)                      95.0  *
            * Multi Canal (Romania)                          90.0  *
            * Tranavatel SRO (Slovak Republic)               75.0  *
            * Janco (Norway)(3)                              70.2  *
            * Control Cable (Romania)                        51.0  *
            * A2000 (Amsterdam, The Netherlands)             50.0  *
            * Kabelkom (Hungary)                             47.0  *
            * Melita Cable (Malta)                           42.5  *
            * Citecable (France)                             30.0  *
            * Santander (Spain)                              25.0  *
            * Tevel (Israel)                                 23.3  *
            * Princess Holdings (Ireland)                    20.0  *
            *                                                      *
            ********************************************************

(1) In February 1997, UIH and Philips Media B.V. signed a letter of intent which provided for UIH and/or UPC to acquire Philips' 50% interest in UPC, except for ratable dilution caused by UPC's incentive option plan.

(2) In September 1996, UPC acquired 100% of UCI, a partnership which held interests in Norkabel, Kabelkom and Swedish Cable. UPC sold Swedish Cable in October 1996.

(3) In January 1997, UPC acquired a 70.2% interest in Janco, which serves the city of Oslo. UPC has the right to acquire the remaining interest in Janco in 2000.

                               JOINT VENTURE, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

     In July 1995, the Company and Philips Electronics B.V. ("Philips") contributed their respective ownership interests in European and Israeli multi-channel television systems to UPC. The Company and Philips each own a 50% economic and voting interest in UPC and will continue to have equal board representation so long as their share ownership is equal. Philips contributed to UPC its 95% interest in cable television systems in Austria, its 100% interest in cable television systems in Belgium and its minority interests in multi-channel television systems in Germany, the Netherlands (Eindhoven) and France. Immediately prior to the UPC transaction, UIH contributed to the Company which in turn contributed to UPC its interests in multi-channel television systems in Israel, Ireland, the Czech Republic, Malta, Norway, Hungary, Sweden and Spain. In July 1995, A2000, a Dutch company owned 50% by Philips, acquired a 100% interest in existing cable television systems with non-exclusive licenses in Amsterdam, the Netherlands and four surrounding municipalities. Philips then transferred its 50% interest in A2000 to UPC. In September 1995, UPC acquired the remaining 96.2% interest in Kabeltelevisie Eindhoven N.V. ("KTE"), the Netherlands system formerly owned by the city of Eindhoven and certain local housing authorities.

     In February 1997, UIH and Philips entered into a letter of intent whereby the Company and/or UPC would acquire from Philips their 50% equity interest in UPC along with 3.17 million of UIH's Class A Common Shares currently held by Philips. The purchase price for the acquisition of these two assets based on exchange rates at that date was approximately $275 million. In addition, UPC agreed to redeem certain debt securities owed to Philips in the approximate amount of $155 million and agreed to issue to Philips a stock appreciation right. The parties are currently working on definitive documentation for the transaction, failing which the ownership of UPC will remain as currently structured. Closing for the transaction, assuming the successful execution of definitive documentation, is expected to occur during 1997.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FOR THE YEARS ENDED FEBRUARY 28, 1995, FEBRUARY 29, 1996, AND FEBRUARY 28, 1997. The accompanying financial statements include the accounts of the Company, including its investment in UPC. UPC has a calendar year end, compared to the Company which has a fiscal year end of February 28 (February 29 in leap years). The Company records its share of equity in income (losses) of UPC based on UPC's calendar year end results, using the average exchange rates during the period. Exchange rate fluctuations on recording the Company's investment in UPC from period to period result in unrealized gains or losses referred to as translation adjustments. These cumulative translation adjustments are recorded as a separate component of stockholder's equity.

     FOR THE NINE MONTHS ENDED NOVEMBER 30, 1996 AND 1997. The accompanying interim financial statements are unaudited and include the accounts of the Company, including its investment in UPC. In management's opinion, all adjustments (of a normal recurring nature) have been made which are necessary to present fairly the financial position of the Company as of November 30, 1997, and the results of its operations for the nine months ended November 30, 1996 and 1997.

INVESTMENT IN AFFILIATED COMPANY, ACCOUNTED FOR UNDER THE EQUITY METHOD

     For its investment in UPC, the equity method of accounting is used. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company's proportionate share of net earnings or losses of UPC, limited to the extent of the Company's investment in UPC, including any debt guarantees or other contractual funding commitments. The Company's share of net earnings or losses of UPC includes the amortization of excess cost over net tangible assets acquired. The Company's investment in UPC is summarized as follows:

                               JOINT VENTURE, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

                                                As of February 29, 1996
             -----------------------------------------------------------------------------------------------------
                                                                              Cumulative
             Investment              Cumulative Equity in                     Translation
              in UPC(1)                 Losses of UPC                         Adjustments                   Total
             ----------              --------------------                     -----------                 --------
              $150,442                     $(15,559)                           $(3,758)                   $131,125

(1) The assets contributed to JVI by UIH and then to UPC were contributed at net book value. The investment in UPC also includes cash contributed to UPC of $78,200 and UIH common stock issued to Philips valued at approximately $50,000 on the date of issuance.

                                                As of February 28, 1997
             ------------------------------------------------------------------------------------------------------
                                                                              Cumulative
             Investment              Cumulative Equity in                     Translation
               in UPC                   Losses of UPC                         Adjustments                   Total
             ----------              --------------------                     -----------                  -------
              $150,442                     $(40,221)                           $(11,047)                   $99,174

                                          As of November 30, 1997 (Unaudited)
             ------------------------------------------------------------------------------------------------------
                                                                              Cumulative
             Investment              Cumulative Equity in                     Translation
               in UPC                   Losses of UPC                         Adjustments                   Total
             ----------              --------------------                     -----------                  -------
              $150,442                    $(75,309)                            $(19,192)                   $55,941

     As of February 29, 1996 and February 28, 1997, the Company had the following differences related to the excess of cost over the net tangible assets acquired included in the above table. Such differences are being amortized over 15 years.

                                                 As of February 29, 1996       As of February 28, 1997
                                                -------------------------     --------------------------
                                                  Basis       Accumulated       Basis        Accumulated
                                                Difference   Amortization     Difference    Amortization
                                                ----------   ------------     ----------    ------------
UPC.........................................     $29,636       $(1,287)         $25,588       $(3,218)

RECOVERABLE AMOUNTS OF TANGIBLE AND INTANGIBLE ASSETS

     The carrying amount of all tangible and intangible assets are reviewed periodically whenever events and circumstances indicate the carrying value of the assets may exceed their recoverable amount. The recoverable amounts of all tangible and intangible assets have been determined using net cash flows which have not been discounted to their present values.

MANAGEMENT FEES

     The Company and certain related parties were parties to management agreements during the years ended February 28, 1995 and February 29, 1996 pursuant to which the Company agreed to perform certain administrative, accounting, financial reporting and other services for these entities. In conjunction with the formation of UPC in July 1995, these agreements were contributed to UPC.

Income Taxes

     The Company recognizes deferred tax assets and liabilities for the expected future income tax consequences of transactions which have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and income tax bases of assets and liabilities and carryforwards using enacted tax rates in effect for the year in which the differences are expected to reverse. Net deferred tax assets are then reduced by a valuation allowance for amounts which are not expected to be realized.

                               JOINT VENTURE, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

3.   INVESTMENT IN UPC

     On July 13, 1995, the Company completed the transaction with Philips resulting in the formation of UPC. The Company and Philips each own 50% of UPC and contributed to UPC their interests in their respective European and Israeli multi-channel television systems, related programming services and their European multi-channel television and programming development opportunities. The Company also contributed $78,200 in cash to UPC and issued to Philips 3,169,151 shares of UIH Class A Common Stock having a value of $50,000 (at date of closing). In addition, UPC issued to Philips $133,600 of convertible subordinated pay-in-kind notes. Condensed financial information for UPC, stated in U.S. dollars, is as follows:

                                                                                    As of                      As of
                                                                                 December 31,              September 30,
                                                                           ----------------------        ----------------
                                                                              1995         1996          1997 (Unaudited)
                                                                           --------     ---------        ----------------
CONDENSED CONSOLIDATED BALANCE SHEET DATA
Cash...................................................................    $ 77,049     $  24,487           $  34,765
Property, plant and equipment, net..................................        172,752       238,179             225,961
Intangible assets, net..............................................        292,932       267,029             316,783
Other assets .......................................................        146,597       123,261             118,478
                                                                           --------      --------            --------
    Total assets....................................................       $689,330      $652,956            $695,987
                                                                           ========      ========            ========

Accounts  payable, accrued liabilities and current portion of
  long-term debt....................................................       $350,569      $356,421            $401,323
Notes payable.......................................................        132,955       147,234             225,573
Minority interest...................................................            871         2,616               3,019
Shareholders' equity................................................        204,935       146,685              66,072
                                                                           --------      --------            --------
    Total liabilities and shareholders' equity......................       $689,330      $652,956            $695,987
                                                                           ========      ========            ========

                                                                                                   For the Nine Months Ended
                                                          From Inception                          ----------------------------
                                                          (July 13, 1995)         For the         September 30,  September 30,
                                                              through           Year Ended            1996           1997
                                                         December 31, 1995   December 31, 1996     (Unaudited)     (Unaudited)
                                                         -----------------   -----------------    -------------  -------------
CONDENSED CONSOLIDATED INCOME STATEMENT DATA
Revenue..............................................         $ 62,300           $140,827           $103,270        $128,897
Operating, selling, general and administrative expenses        (41,308)           (91,501)           (67,277)        (91,375)
Depreciation and amortization........................          (26,259)           (53,211)           (40,117)        (56,136)
                                                              --------           --------           --------        --------
     Net operating loss..............................           (5,267)            (3,885)            (4,124)        (18,614)
Interest, net........................................          (10,476)           (32,655)           (20,164)        (44,401)
Equity in losses of investee companies, net..........          (10,062)            (5,458)            (3,077)         (3,509)
Other................................................              (23)            (1,560)             1,667            (478)
                                                              --------           --------           --------        --------
     Net loss........................................         $(25,828)          $(43,558)          $(25,698)       $(67,002)
                                                              ========           ========           ========        ========

4.   INCOME TAXES

     In general, a United States corporation may claim a foreign tax credit against its federal income tax expense for foreign income taxes paid or accrued. Because the Company must calculate its foreign tax credit separately for dividends received from each foreign corporation in which the Company owns 10% to 50% of the voting stock, and because of certain other limitations, the Company's ability to claim a foreign tax credit may be limited, particularly with respect to dividends paid out of earnings subject to a high rate of foreign income tax. Generally, the Company's ability to claim a foreign tax credit is limited to the amount of U.S. taxes the Company pays with respect to its foreign

                               JOINT VENTURE, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

source income. In calculating its foreign source income, the Company is required to allocate interest expense and overhead incurred in the United States between its U.S. and foreign activities. Accordingly, to the extent U.S. borrowings are used to finance equity contributions to its foreign subsidiaries, the Company's ability to claim a foreign tax credit may be significantly reduced. These limitations and the inability of the Company to offset losses in one foreign jurisdiction against income earned in another foreign jurisdiction could result in a high effective tax rate on the Company's earnings.

     The Company accounts for income taxes on a separate company basis in accordance with SFAS 109. The primary difference between taxable loss and net loss for financial reporting purposes relates to accounting for equity in losses of UPC. Any taxable loss generated by UPC does not flow through to the Company for United States federal and state tax purposes. Accordingly, due to the indefinite reversal of such amounts in future periods, no deferred tax asset has been established for tax basis in excess of the Company's book basis (approximately $50,750 and $82,723 at February 29, 1996 and February 28, 1997, respectively).

     The Company's United States tax net operating losses, calculated on a separate company basis totaling approximately $8,471 at February 28, 1997, expire beginning in 2004 through 2012. The significant components of the net deferred tax asset are as follows:

                                                                  As of                                  As of
                                                               February 29,                          February 28,
                                                                  1996               Change              1997
                                                               ------------          ------          ------------
Deferred Tax Asset
------------------
       Company's United States tax net operating loss
            Carryforward..................................      $ 1,474             $ 1,830            $ 3,304
                                                                -------             -------            -------
       Deferred tax asset.................................        1,474               1,830              3,304
       Valuation reserve..................................       (1,474)             (1,830)            (3,304)
                                                                -------             -------            -------
       Deferred tax asset, net............................      $    --             $    --            $    --
                                                                =======             =======            +======

       The difference between income tax benefit provided in the financial statements and the expected income tax benefit at statutory rates is reconciled as follows:

                                                                                For the Years Ended
                                                                 --------------------------------------------------
                                                                 February 28,        February 29,      February 28,
                                                                    1995                1996               1997
                                                                 ------------        ------------      ------------
Expected income tax benefit at statutory rates............        $(1,318)            $(6,512)          $(11,448)
Tax effect of permanent and other differences:
    Book/tax differences associated with foreign
        equity investment losses..........................             --               6,068              9,618
   Valuation allowance related to net operating loss......          1,318                 444              1,830
                                                                  -------             -------           --------
       Total income tax benefit...........................        $    --             $    --           $     --
                                                                  =======             =======           ========

5.   UNAUDITED EVENTS SUBSEQUENT TO DATE OF AUDITORS' REPORT

UPC ACQUISITION

     On December 11, 1997, UIH through JVI acquired Philips' interest in UPC, thereby increasing its ownership through JVI to effectively 100% (subject to certain employee equity incentive arrangements) (the "UPC Transaction"). In addition to purchasing Philips' interest in UPC, as part of the UPC Transaction at closing, (i) UPC purchased all of the 3,169,151 shares of Class A Common

                               JOINT VENTURE, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

Stock of UIH held by Philips, (ii) UPC repaid to Philips the accreted amount of UPC's 9.96% Series A and 10.03% Series B Pay-in-Kind Convertible Notes not acquired directly by UIH and (iii) UPC made a payment to Philips of $7,500 in lieu of issuing a previously negotiated stock appreciation right. In connection with the UPC Transaction, UPC refinanced substantially all of its existing consolidated debt.

     The final purchase price was $425,200, comprised of $168,700 for the purchase by the Company and repayment by UPC of UPC's Pay-in-Kind Convertible Notes, $33,200 allocated to the purchase by UPC of 3,169,151 shares of UIH's Class A Common Stock and $223,300 allocated to the purchase of Philips' interest in UPC. The UPC Transaction was financed with (i) approximately NLG305,200 ($151,500 as of December 11, 1997) drawn under a NLG1,100,000 nine-year bank facility (the "Tranche A Facility"), (ii) approximately $111,200 of the $125,000 non-recourse Senior Secured Bridge Facility ("Tranche B Facility"), and (iii) an approximately $162,500 cash investment by UIH.

OTHER

     On February 25, 1998, the Company changed its name from Joint Venture, Inc. to UIH Europe, Inc.